                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Paul Kinsella, William Michener, John Minardo, Sravan Emany,
Ronald Silver and Brian Tessler, signing singly, as the undersigned's true and lawful attorney-in-fact to:

     (1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Ironwood Pharmaceuticals,
             Inc. (the "Company"), a Form ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and Retrieval System of the United
             States Securities and Exchange Commission (the "SEC") the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC as required under the United States Securities
             Act of 1933, as amended, pursuant to Rule 506(b) of Regulation D promulgated thereunder Forms 3, 4 and 5 in accordance with
             Section 16(a) of the Securities Exchange Act of 1934, as amended
             (the "Act"), and the rules thereunder;

     (2)     do and perform any and all acts for and on behalf of the
             undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of December, 2021.

                                     By:           /s/ Marla L. Kessler
                                                   -----------------------------

                                     Print Name:   Marla L. Kessler
                                                   -----------------------------